Exhibit 99.1

CONTACT:	First Potomac Realty Trust
Barry H. Bass	7600 Wisconsin Avenue
Chief Financial Officer	11th Floor
(301) 986-9200	Bethesda, MD 20814
bbass@first-potomac.com	www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
SECOND QUARTER 2006 RESULTS
Highlights:
•	Reports FFO of $0.39 per diluted share ($0.43 before certain charges).

•	FFO increases 21% over prior-year quarter.

•	Completes acquisitions of $36.1 million in second quarter of 2006.

•	Sells 6600 Business Parkway for a gain of $0.36 per diluted share.

•	Same-property NOI increases 6.5% on an accrual basis and 8.2% on a cash basis over prior-year quarter.

•	In July 2006, closes on follow-on offering of 3,450,000 common shares at $27.46 per share.
BETHESDA, MD (July 26, 2006) – First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and six months ended June 30, 2006.
The Company’s net income for the second quarter of 2006 was $7.5 million, or $0.36 per diluted share, compared with net income of $1.0 million, or $0.06 per diluted share, for the second quarter of 2005. The Company’s funds from operations (FFO) for the second quarter of 2006 were $8.4 million, a 21% increase over the prior year quarter, or $0.39 per diluted share ($9.3 million, or $0.43 per diluted share, before certain charges), compared with $6.9 million, or $0.39 per diluted share, during the second quarter of 2005.
Net income for the Company for the first six months of 2006 was $8.6 million, or $0.42 per diluted share, compared with net income of $1.6 million, or $0.10 per diluted share, for the prior-year period. The Company’s FFO for the first six months of 2006 were $17.4 million, or $0.81 per diluted share ($18.4 million, or $0.85 before certain charges), compared with $12.6 million, or $0.76 per diluted share, for the first six months of 2005.
The Company’s portfolio was 88.7% leased at June 30, 2006, including 421,100 square feet of vacancy attributable to the September 30, 2005 acquisition of a vacant property, 2000 Gateway Boulevard. Excluding 2000 Gateway Boulevard, the Company’s portfolio was 92.6% leased. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Second Quarter 2006 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “We continue to execute our business plan of adding value to properties that we acquire. All of our markets are benefiting from favorable demand and supply trends, and our properties are experiencing strong leasing in the form of increased traffic and lease rollups. With an active pipeline of potential transactions, we are well positioned to continue sourcing opportunities that put our leasing expertise to work. We look forward to an active second half of the year.”

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Earnings and FFO Guidance
The Company incurred charges during the second quarter of 2006 totaling approximately $1.0 million, including a loss of $0.7 million on an interest-rate lock agreement associated with the Company’s recent private placement of senior notes, debt retirement charges of $0.1 million associated with the prepayment of a term loan, and a $0.2 million stock-based compensation charge for restricted common shares that were granted in 2005 and vested in 2006. The Company’s previous guidance did not include these changes.
The Company reaffirmed guidance for 2006 of $1.75 to $1.90 in FFO per diluted share, excluding the above-mentioned charges.
The following presents a reconciliation of net income per diluted share to FFO per diluted share for the Company’s full year 2006 guidance range:

Guidance Range for Full Year 2006	Low Range	High Range
Net income per diluted share	$0.52	$0.57

Real estate depreciation and minority interest per diluted share	1.55	1.65

Less: Gain on sale of disposed property	(0.36)	(0.36)

FFO per fully diluted share	1.71	1.86

Charges	0.04	0.04

FFO per diluted share excluding gain on sale of disposed property and charges	$1.75	$1.90

Barry Bass, chief financial officer of First Potomac Realty Trust, stated, “We reaffirmed our guidance for 2006, but given the nature and timing of our acquisitions and the timing of some of our leasing activity, which will not take effect until later in the year, we are more comfortable at the lower end of our guidance range.”
“Our portfolio and our balance sheet are poised for significant growth. We had a very active quarter in terms of capital raising and began our capital recycling program. In addition, the completion of our senior notes private placement and the recently completed follow-on offering of common stock provide us with substantial capacity for future acquisitions. ”
Second Quarter Acquisitions
1408 Stephanie Way (Chesapeake, Virginia) – On May 11, 2006, the Company acquired a 51,209-square-foot flex/office property in Chesapeake, Virginia for $5.1 million. The building was First Data Corporation’s mail-sorting facility, which they vacated in April 2006. The property, which has remained vacant since that time, is situated on 3.9 acres. The acquisition was funded with a portion of the proceeds from the sale of 6600 Business Parkway, through a 1031 like-kind exchange.

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Landmark Portfolio (Richmond, Virginia) – On June 26, 2006, the Company acquired a 415,839-square-foot portfolio of flex/office properties in Richmond, Virginia for the total consideration of $31.0 million. The purchase price was comprised of $18.2 million in cash and the assumption of $12.8 million in debt secured by the properties and fair valued at $13.2 million. The cash portion of the purchase was funded with a combination of proceeds from the recent sale of 6600 Business Parkway in Elkridge, Maryland, through a 1031 like-kind exchange and a portion of the proceeds from private placement of unsecured notes. The acquisition is expected to generate a first-year cash NOI return of approximately 8.1%. The portfolio is comprised of the following:
Airpark Business Center (7610-7618 & 7620-7628 Whitepine Road, Richmond, Virginia) – A two-building, 42,178-square-foot multi-tenanted flex/office property in Richmond, Virginia. The property was 100% leased to eight tenants.
Chesterfield Business Center (7321-7499 Whitepine Road, Richmond, Virginia) – An eight-building, 190,049-square-foot multi-tenanted flex/office property in Richmond, Virginia. The property was 93% leased to 45 tenants.
Hanover Business Center (303-306 Ashcake Road & 340 Hill Carter Parkway, Ashland, Virginia) – A four-building, 183,612-square-foot multi-tenanted flex/office property in Ashland, Virginia. The property was 93% leased to 29 tenants.
Disposition
On May 11, 2006, the Company sold its property located at 6600 Business Parkway in Elkridge, Maryland, to an institutional buyer for $15.4 million in cash. The Company reported a gain on the sale of $7.5 million, or $0.36 per diluted share, in its second quarter results. Operating results and the gain on sale for the 6600 Business Parkway property are reflected as discontinued operations on the Company’s Consolidated Statement of Operations. The proceeds from the sale were used to complete a Section 1031 like-kind exchange, which occurred on May 11, 2006 with the purchase of 1408 Stephanie Way (see above) and on June 26, 2006 with the purchase of the Landmark portfolio (see above).
Common Stock Offering
The Company completed an offering of 3,450,000 common shares of beneficial interest at $27.46 per share, which closed on July 21, 2006, raising net proceeds of approximately $90.2 million. The Company used $55.5 million of the net proceeds to pay off the balance on its unsecured revolving credit facility and will use the balance to fund pending acquisitions.
Financing
On June 22, 2006, the Company completed a private placement of unsecured Senior Notes totaling $75.0 million. The transaction is comprised of $37.5 million in 7-year Series A Senior Notes bearing a fixed interest rate of 6.41% and $37.5 million in 10-year Series B Senior Notes bearing a fixed interest rate of 6.55%. The proceeds of the Senior Notes were used to repay outstanding indebtedness.
Credit Facility
On April 26, 2006, the Company entered into an amended and restated unsecured revolving credit facility, which increased the permitted borrowings under the facility from $100.0 to $125.0 million. The facility, which matures in May 2009, has a feature that allows the Company to increase the size of the facility to up to $225.0 million. Borrowings on the facility bear interest at 120 to 160 basis points over LIBOR depending on the Company’s overall leverage levels.

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Financial Structure
At June 30, 2006, the Company’s debt-to-total-market capitalization ratio was 44.2% based on the Company’s closing stock price of $29.79. The interest coverage ratio for the quarter was 2.3 times and the fixed charge coverage ratio was 2.0 times compared with 2.3 and 2.0 times, respectively, for the quarter ended March 31, 2006.
Of the $509.4 million of debt outstanding at June 30, 2006, $454.4 million was fixed-rate debt with a weighted average interest rate of 5.7% and a weighted average maturity of 6.2 years. The remaining $55.0 million was floating-rate debt, comprised of borrowings on the Company’s revolving credit facility. The floating rate debt had a weighted average interest rate of 6.5% and a weighted average maturity of 2.8 years at June 30, 2006.
Dividends
On July 11, 2006, the Company declared a dividend of $0.31 per common share for the quarter ended June 30, 2006. The dividend is payable on August 10, 2006, to common shareholders of record on July 31, 2006.
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Thursday, July 27, 2006 at 11:00 a.m. EDT, to discuss second quarter results. The number to call for this interactive teleconference is (617) 213-8840. A replay of the conference call will be available through August 3, 2006 by dialing (617) 801-6888 and entering the confirmation number, 15884304 when prompted for the pass code.
The Company will also provide an online Web simulcast and rebroadcast of its second quarter 2006 conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.earnings.com on July 27, 2006, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days using the same links.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 137-building portfolio totaling approximately 9.5 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles or GAAP), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s property operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Rental	$21,093,153	$15,615,521	$41,412,271	$29,510,300
Tenant reimbursements and other	4,130,365	2,128,594	8,185,509	4,369,174

Total revenue	25,223,518	17,744,115	49,597,780	33,879,474

Operating expenses:
Property operating	4,412,756	3,136,461	9,115,157	6,133,669
Real estate taxes and insurance	2,149,090	1,492,981	4,321,219	2,852,491
General and administrative	2,529,541	1,766,836	5,063,903	3,637,574
Depreciation and amortization	7,957,102	5,792,569	15,819,774	10,833,823

Total operating expenses	17,048,489	12,188,847	34,320,053	23,457,557

Operating income	8,175,029	5,555,268	15,277,727	10,421,917

Other expenses (income):
Interest expense	7,252,548	4,587,902	13,842,803	9,017,256
Interest and other income	(164,795)	(22,587)	(568,126)	(37,110)
Loss on interest-rate lock agreement	671,230	—	671,230	—
Loss from early retirement of debt	121,015	—	121,015	—

Total other expenses	7,879,998	4,565,315	14,066,922	8,980,146

Income from continuing operations before minority interests	295,031	989,953	1,210,805	1,441,771

Minority interests	(14,619)	(67,797)	(66,706)	(107,967)

Income from continuing operations	280,412	922,156	1,144,099	1,333,804

Discontinued operations
Income from operations of disposed property	115,955	125,211	375,814	251,051
Gain on sale of disposed property	7,474,862	—	7,474,862	—
Minority interests in discontinued operations	(370,363)	(9,014)	(385,782)	(20,198)

Income from discontinued operations	7,220,454	116,197	7,464,894	230,853

Net income	$7,500,866	$1,038,353	$8,608,993	$1,564,657

Depreciation and amortization of real estate assets	7,957,102	5,792,569	15,819,774	10,833,823
Discontinued operations depreciation and amortization	—	35,450	3,000	70,891
Minority interests	384,982	76,811	452,489	128,165
Gain on sale of disposed property	(7,474,862)	—	(7,474,862)	—

Funds from operations (FFO)	$8,368,088	$6,943,183	$17,409,394	$12,597,536

Charges:
Loss on interest-rate lock agreement	671,230		671,230
Loss from early retirement of debt	121,015		121,015
General and administrative	177,912		177,912

FFO before charges	$9,338,245		$18,379,551

Basic net income per share:
Continuing operations	$0.01	$0.05	$0.06	$0.09
Income from discontinued operations	0.36	0.01	0.36	0.01

Net income	$0.37	$0.06	$0.42	$0.10

Weighted average common shares outstanding – basic	20,401,473	16,440,039	20,285,318	15,345,158

Diluted net income per share:
Continuing operations	$0.01	$0.05	$0.06	$0.09
Income from discontinued operations	0.35	0.01	0.36	0.01

Net income	$0.36	$0.06	$0.42	$0.10

Weighted average common shares outstanding – dilutive	20,611,356	16,634,743	20,511,793	15,529,363

FFO per share – basic	$0.39	$0.40	$0.81	$0.77
Weighted average common shares and units outstanding – basic FFO	21,450,940	17,555,399	21,445,350	16,460,518

FFO per share – diluted – after charges	$0.39	$0.39	$0.80	$0.76
FFO per share – diluted – before charges	$0.43	$0.39	$0.85	$0.76
Weighted average common shares and units outstanding – diluted FFO	21,660,823	17,750,103	21,671,826	16,644,723

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	June 30, 2006	December 31, 2005
	(unaudited)
Assets:
Rental property, net	$774,205,375	$668,730,088
Cash and cash equivalents	4,352,399	3,355,692
Escrows and reserves	10,520,068	9,818,004
Accounts and other receivables, net of allowance for doubtful accounts of $243,556 and $338,775, respectively	2,731,581	2,705,065
Accrued straight-line rents, net of allowance for doubtful accounts of $30,164 and $35,288 respectively	3,966,358	3,638,022
Deferred costs, net	8,088,961	6,675,659
Prepaid expenses and other assets	3,965,053	3,322,586
Intangible assets, net	31,913,067	29,518,100

Total assets	$839,742,862	$727,763,216

Liabilities:
Mortgage loans	$379,390,285	$369,266,174
Notes payable	75,000,000	—
Credit facility	55,000,000	26,998,642
Accounts payable and accrued expenses	4,974,767	4,734,159
Accrued interest	2,233,485	1,618,091
Rents received in advance	2,570,458	2,932,172
Tenant security deposits	4,297,357	3,972,822
Deferred market rent	8,552,788	7,281,744

Total liabilities	532,019,140	416,803,804

Minority interests	16,054,980	21,628,564

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 20,538,647 and 20,072,755 shares issued and outstanding, respectively	20,539	20,073
Additional paid-in capital	344,876,363	338,563,952
Dividends in excess of accumulated earnings	(53,228,160)	(49,253,177)

Total shareholders’ equity	291,668,742	289,330,848

Total liabilities and shareholders’ equity	$839,742,862	$727,763,216

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Total revenue	$25,223,518	$17,744,115	$49,597,780	$33,879,474
Property operating expenses	4,412,756	3,136,461	9,115,157	6,133,669
Real estate taxes and insurance	2,149,090	1,492,981	4,321,219	2,852,491

NOI	18,661,672	13,114,673	36,161,404	24,893,314

Less: Non same-property NOI	(5,768,360)	(1,011,881)	(11,532,326)	(1,280,315)

Same-property(1) NOI – accrual basis	$12,893,312	$12,102,792	$24,629,078	$23,612,999

Straight-line revenue, net	(245,392)	(339,045)	(382,437)	(651,934)
Deferred market rental revenue	(209,198)	(263,922)	(462,192)	(530,238)

Same-property NOI – cash basis	$12,438,722	$11,499,825	$23,784,449	$22,430,827

Same-property NOI growth – accrual basis	6.5%		4.3%
Same-property NOI growth – cash basis	8.2%		6.0%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same properties for the periods compared exclude the following non same-properties: 1400 Cavalier Boulevard, Enterprise Center, Glenn Dale Business Center, Gateway Centre Manassas, 1434 Crossways Boulevard, 2000 Gateway Boulevard, 403/405 Glenn Drive, Diamond Hill Distribution Center, Linden Business Center, Prosperity Business Center, Owings Mills Business Center, 1000 Lucas Way, River’s Bend Center, Northridge I & II, Crossways I, Sterling Park Business Center, 1408 Stephanie Way, Airpark Business Center, Chesterfield Business Center and Hanover Business Center. The three months ended June 30, 2006 and 2005 includes Reston Business Campus.

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